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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated March 9, 1998 on the consolidated financial statements of Horizons Technology, Inc. and subsidiaries, included in The Titan Corporation's Registration Statement on Form S-4 (File No. 333-47633). It should be noted that we have not audited any financial statements of Horizons Technology. Inc. subsequent to January 31, 1998 or performed any audit procedures subsequent to the date of our report.



                                      /s/ ARTHUR ANDERSEN LLP
                                      ----------------------------
                                          Arthur Andersen LLP


San Diego, California
July 13, 1998